Exhibit 99.2
ISOMEDIX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS as of December 31, 1996 and 1995


ASSETS                                                                    1996                 1995
                                                                          ----                 ----
Current Assets
  Cash and cash equivalents                                          $  22,097,466        $   4,860,088
  Held-to-maturity securities                                                                17,003,329
  Accounts receivable, less allowance for doubtful accounts of
  $390,000 and $350,000 at December 31, 1996 and 1995,
  respectively                                                           6,360,174            8,048,560
  Assets of discontinued operations                                      2,476,416
  Prepaid expenses and other current assets                                553,538              830,629
                                                                     -------------        -------------
Total current assets                                                    31,487,594           30,742,606

Property, plant and equipment, at cost                                  72,125,613           66,751,900
  Less, accumulated depreciation and amortization                       18,730,202           17,855,870
                                                                     -------------        -------------
  Net property, plant, and equipment                                    53,395,411           48,896,030
Radioisotope, at cost                                                   70,712,938           66,096,338
  Less, Accumulated depreciation                                        41,099,527           36,624,237
                                                                     -------------        -------------
  Net Radioisotope                                                      29,613,411           29,472,101
Excess of costs over net assets acquired                                                        725,906
Other assets                                                             1,123,916            2,186,868
                                                                     -------------        -------------
Total assets                                                         $ 115,620,332        $ 112,023,511
                                                                     =============        =============
LIABILITIES
Current liabilities
  Current portion of long-term debt                                  $     600,000        $     500,000
  Accounts payable and accrued expenses                                  1,961,282            1,631,453
  Liabilities of discontinued operations                                 1,295,251
  Contract deposits                                                                             119,781
  Income taxes payable                                                     405,704              545,888
                                                                     -------------        -------------
Total current liabilities                                                4,262,237            2,797,122
Long-term debt                                                           8,000,000            8,600,000
Deferred income taxes                                                    8,997,668            8,453,497
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; 1,000,000 shares authorized;
  issued and outstanding -- none
Common stock, $.01 par value; authorized 15,000,000 shares;
  Issued: 7,169,868 and 7,169,868 shares at December 31,
  1996 and 1995, respectively; Outstanding: 6,837,993 and
  6,984,528 at December 31, 1996 and 1995, respectively                     71,699               71,699
Additional paid-in capital                                              37,667,729           37,719,155
Retained earnings                                                       61,485,309           57,167,649
                                                                     -------------        -------------
                                                                        99,224,737           94,958,503
Less, common stock held in the treasury, at cost, 331,875 and
  185,340 shares at December 31, 1996 and 1995, respectively            (4,864,310)          (2,785,611)
                                                                     -------------        -------------
Total stockholders' equity                                              94,360,427           92,172,892
                                                                     -------------        -------------
Total liabilities and stockholders' equity                           $ 115,620,332        $ 112,023,511
                                                                     =============        =============


See accompanying notes to the consolidated financial statements.

ISOMEDIX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the years ended December 31, 1996, 1995 and 1994


                                                              1996               1995               1994
                                                              ----               ----               ----

Sales                                                     $ 45,233,183       $ 42,122,318       $ 43,064,832

Cost of sales                                               22,180,257         20,074,666         19,322,482
                                                          ------------       ------------       ------------
Gross profit                                                23,052,926         22,047,652         23,742,350

Selling, general and administrative expense                 12,307,170         10,454,749          9,937,626
                                                          ------------       ------------       ------------
Operating income                                            10,745,756         11,592,903         13,804,724

Interest expense                                              (456,002)          (426,369)          (488,753)

Investment income                                              895,837            917,871            704,371
                                                          ------------       ------------       ------------

Pre-tax income from continuing operations                   11,185,591         12,084,405         14,020,342

Provision for income taxes                                   4,474,236          4,833,762          5,608,137
                                                          ------------       ------------       ------------
Income from continuing operations                            6,711,355          7,250,643          8,412,205

Discontinued operations:

  (Loss) income from discontinued operations of
  Skyland Scientific Services Inc. (less applicable
  income taxes of $361,889, $32,574 and $269,703
  in 1996, 1995 and 1994, respectively)                       (702,489)            48,862            404,555
  Loss on disposal of Skyland Scientific Services
  Inc. (less applicable income taxes of $511,494)           (1,691,206)
                                                          ------------       ------------       ------------

Net income                                                $  4,317,660       $  7,299,505       $  8,816,760
                                                          ============       ============       ============
Earnings per share:

  Income from continuing operations                       $       0.94       $       1.00       $       1.14

  Discontinued operations:

  (Loss) income from discontinued operations of
      Skyland Scientific Services Inc.                           (0.10)              0.01               0.06

  Loss on disposal of Skyland Scientific Services Inc.           (0.24)
                                                          ------------       ------------       ------------
Net income                                                $       0.60       $       1.01       $       1.20
                                                          ============       ============       ============


See accompanying notes to the consolidated financial statements.

ISOMEDIX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the years ended December 31, 1996, 1995 and 1994


                                                      Common Stock                                   Treasury Stock
                                          --------------------------------------                ------------------------
                          Stockholders'   Number of                  Additional    Retained        Number
                             Equity        Shares      Amount    Paid-In Capital   Earnings       of Shares     Amount
                             ------        ------      ------    ---------------   --------       ---------     ------
Balance, Dec. 31, 1993     $78,171,592    7,139,574    $71,396      $37,371,084   $41,051,384      (21,100)    ($322,272)
Acquisition of treasury
stock                       (1,705,629)                                                           (110,000)   (1,705,629)
Exercise of stock options      287,837        7,911         79           17,983                      17,667       269,775
Tax benefit from
exercise of stock options       52,594                                   52,594
Sale of common stock
under employee
purchase plan                  116,393        5,107         51           63,845                       3,433        52,497
Net income - 1994            8,816,760                                              8,816,760
                           -----------    ---------    -------      -----------   -----------     ---------  ------------
Balance, Dec. 31, 1994      85,739,547    7,152,592     71,526       37,505,506    49,868,144     (110,000)   (1,705,629)
Acquisition of Treasury
Stock                       (1,275,945)                                                            (89,800)   (1,275,945)
Exercise of Stock
Options                        267,395       12,900        129          131,604                       9,205       135,662
Tax benefit from
exercise of stock options       23,505                                   23,505
Sale of common stock
under employee
purchase plan                  118,885        4,376         44           58,540                       5,255        60,301
Net income - 1995            7,299,505                                              7,299,505
                           -----------    ---------    -------      -----------   -----------     ---------  ------------
Balance, Dec. 31, 1995      92,172,892    7,169,868     71,699       37,719,155    57,167,649     (185,340)   (2,785,611)
Acquisition of Treasury
Stock                       (2,636,233)                                                           (185,200)   (2,636,233)
Exercise of Stock
Options                        344,390                                 (80,925)                      28,528       425,315
Tax benefit from
exercise of stock options       17,710                                   17,710
Sale of common stock
under employee
purchase plan                  144,008                                   11,789                      10,137       132,219
Net income - 1996            4,317,660                                              4,317,660
                           -----------    ---------    -------      -----------   -----------     ---------  ------------
Balance, Dec. 31, 1996     $94,360,427    7,169,868    $71,699      $37,667,729   $61,485,309     (331,875)  ($4,864,310)
                           ===========    =====================================   ===========     =========  ============


See accompanying notes to the consolidated financial statements.

ISOMEDIX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 1996, 1995 and 1994
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:                                     1996             1995             1994
                                                                          ----             ----             ----
Net income                                                             $4,317,660       $7,299,505       $8,816,760
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                          7,218,420        6,930,462        7,194,848
  Amortization                                                            356,804          706,213          696,368
  Provision for doubtful accounts                                         650,198                           100,000
  Loss on disposal of discontinued operations                           2,202,700
  Loss (gain) on sale or disposal of assets                               205,311           (5,197)             (86)
  Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                         (817,147)         445,048         (186,364)
      Decrease in prepaid expenses and other assets                        22,298          447,132          239,967
      Increase (decrease) in accounts payable and accrued expenses        707,467       (1,247,738)         374,682
      Increase (decrease) in contract deposits                                              72,209         (420,278)
      (Decrease) increase in income taxes payable                         (66,020)         280,965         (230,759)
      (Decrease) increase in deferred income taxes                       (193,992)         820,045        1,261,377
                                                                        ---------        ---------        ---------
Net cash provided by operating activities                              14,603,699       15,748,644       17,846,515
Cash flows from investing activities:
  Purchases of held-to-maturity securities                                             (17,140,946)     (14,918,177)
  Proceeds from maturity of held-to-maturity securities                17,003,329       17,556,138        8,706,000
  Proceeds from sale of assets                                                               5,197               87
  Additions to property, plant and equipment                           (7,172,595)     (11,557,947)      (1,792,574)
  Additions to radioisotope                                            (4,616,600)      (3,087,796)      (3,810,419)
  Equipment deposits                                                                      (740,417)        (123,053)
  Payments from lease receivable                                           49,670                            70,818
  Other                                                                                                    (318,491)
                                                                        ---------        ---------        ---------
Net cash provided by (used in) investing activities                     5,263,804      (14,965,771)     (12,185,809)
Cash flows from financing activities:
  Purchases of treasury stock                                          (2,636,233)      (1,275,945)      (1,705,629)
  Payments of long-term debt                                             (500,000)        (925,000)      (1,400,000)
  Proceeds of stock options exercised and employee stock purchases        506,108          409,785          456,824
  Other                                                                                    (93,098)
                                                                        ---------        ---------        ---------
Net cash used in financing activities                                  (2,630,125)      (1,884,258)      (2,648,805)
                                                                        ---------        ---------        ---------
Net increase (decrease) in cash and cash equivalents                   17,237,378       (1,101,385)       3,011,901
Cash and cash equivalents at beginning of year                          4,860,088        5,961,473        2,949,572
                                                                        ---------        ---------        ---------
Cash and cash equivalents at end of year                              $22,097,466       $4,860,088       $5,961,473
                                                                      ===========       ==========       ==========
Supplemental cash flow information:
Cash paid for interest (net of amounts capitalized)                       446,741          492,273          490,378
Cash paid for income taxes                                              4,076,450        3,322,094        4,119,998
Supplemental non cash investing activities:
Additions to radioisotope in satisfaction of lease receivable                              217,692          694,639


See accompanying notes to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:

The accompanying consolidated financial statements include the accounts of Isomedix Inc. and Subsidiaries (the "Company"), all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION:

The Company is engaged principally in the business of providing contract sterilization services to manufacturers of pre-packaged healthcare products and certain consumer products. Sterilization revenue is recognized at the time the related services are performed.

Through its Skyland subsidiary, the Company provided contract consulting, calibration and validation services to assist manufacturers of healthcare products in complying with Good Manufacturing Practices established by industry and government. The services offered included equipment calibration, validation of facility utilities and processing equipment, and the validation of computer control systems. Revenue and the related costs of the contract are recognized using the percentage of completion method measured by costs incurred. Customers are generally billed monthly on work performed against each project, plus reimbursable direct costs. During December 1996, the Company adopted a plan of disposal via orderly liquidation of Skyland, effective December 31, 1996.

CASH EQUIVALENTS:

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

DEBT AND EQUITY SECURITIES:

The Company adopted, effective January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires a more detailed disclosure of debt and equity securities held for investment, the methods to be used in determining fair value and when to record unrealized holding gains and losses in earnings or in a separate component of stockholders' equity. There was no effect on income or cash flows as a result of adopting SFAS 115. It is the Company's policy to invest primarily in United States government securities. It is the Company's intent and ability to hold investments to maturity.

PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment are valued at cost. Expenditures for maintenance and repairs, which do not materially prolong the normal useful life of an asset, are charged to operations as incurred. Additions and betterments which substantially extend the useful life of the properties are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation of property, plant and equipment is provided under the straight-line method over the estimated useful lives of the related assets except for leasehold improvements which are amortized over the shorter of their estimated useful lives or lease terms.

RADIOISOTOPE:

Depreciation of radioisotope is determined by use of the annual decay factor inherent in the material, which is similar to the sum-of-the-years-digits method, over its estimated useful life of twenty years.

DEFERRED FINANCING COSTS:

Direct costs associated with obtaining long-term financing have been capitalized and are being amortized over the term of the respective loans as a component of selling, general and administrative expenses. Included in other assets are deferred financing costs of $300,357 and $326,313 (net of accumulated amortization of $570,516 and $544,560) at December 31, 1996 and 1995, respectively.

INCOME TAXES:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company intends to reinvest its undistributed Canadian earnings of approximately $5,800,000 and, therefore, there is no provision in the financial statements for unrepatriated earnings.

RECLASSIFICATION:

The Company has reclassified certain prior year amounts to conform with the 1996 presentation.

2. DISCONTINUED OPERATIONS

During December 1996, the Company adopted a plan of disposal via orderly liquidation of its Skyland subsidiary, effective December 31, 1996. Skyland provided contract consulting, calibration and validation services to assist manufacturers of healthcare products in complying with Good Manufacturing Practices established by industry and government. The results of Skyland and the associated loss on disposal have been accounted for as a discontinued operation. Accordingly, the operations of Skyland have been segregated in the accompanying income statement. Sales, cost of sales, selling, general and administrative expenses and income taxes for fiscal years 1995 and 1994 have been reclassified for amounts associated with Skyland. The disposal of Skyland is expected to be completed by the end of the second quarter of 1997. Sales, related income/losses and tax benefits associated with the disposal of Skyland, excluding the loss on disposal for the last three fiscal year was as follows:


(In thousands of dollars)                         1996           1995           1994
                                                  ----           ----           ----
Sales                                           $3,689         $3,164         $4,176
                                                ------         ------         ------
(Loss) income from operations before
income tax                                     (1,064)             82            675
Income tax benefit (expense)                       362           (33)          (270)
                                                   ---           ----          -----
(Loss) income from operations                   ($702)            $49           $405
                                                ======            ===           ====

The assets and liabilities of Skyland have been classified in the consolidated balance sheet as assets of discontinued operations and liabilities of discontinued operations, and consist primarily of accounts receivable, deferred tax assets and accrued expenses, which includes the provision for the estimated unrecoverable costs through the disposal date, at December 31, 1996.

3. DEBT AND EQUITY SECURITIES

Held-to-maturity securities consist of debt instruments from United States government, state and municipal issuers. These securities are carried at original cost, which approximates amortized cost. Any realized gains or losses would be recognized on the specific identification method.

At December 31, 1996, debt securities had no carrying or market value compared to a carrying value of $17,003,329 and a market value of $17,082,809 at December 31, 1995. There were $66,830 of gross unrealized losses at December 31, 1995.

Investments in debt securities classified as held-to-maturity at December 31, 1995 had various maturity dates which did not exceed one year.

4. PROPERTY, PLANT AND EQUIPMENT

Major classes of property, plant and equipment are as follows:


                                                    1996                   1995    Estimated Useful Life
                                                    ----                   ----    ---------------------
Land                                             $6,024,235             $6,015,410
Land improvements                                 1,070,936                923,689  10 years
Buildings                                        26,502,152             26,500,736  30-40 years
Building improvements                             1,439,447              1,336,524  7 years
Machinery and equipment                          30,566,958             27,421,095  3-10 years
Furniture and fixtures                            1,708,503              1,977,378  5-10 years
Leasehold improvements                              217,156                238,668  Life of lease
Construction in-progress                          4,596,226              2,338,400
                                                  ---------              ---------
                                                $72,125,613            $66,751,900
                                                ===========            ===========

On December 29, 1995, the Company purchased an ethylene oxide sterilization facility located in Temecula, California, from an unrelated party, for $4,300,000 in cash.


5. LONG-LIVED ASSETS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121"), requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted in 1996 and did not have a material effect on the Company's financial position, results of operations or cash flows.

6. LONG-TERM DEBT

Long-term debt consists of obligations payable relating to industrial development revenue bonds, collateralized by substantially all of the property, plant, equipment and radioisotope purchased with the proceeds from such industrial development revenue bond transactions, as follows:



                                                                                            1996                  1995
                                                                                            ----                  ----
Payable in annual installments of $400,000 from October 1992 through October
1996 and $500,000 thereafter through October 2008.                                    $6,000,000            $6,400,000

Payable in annual installments of $100,000 from March 1993 through March 1997,
$200,000 through March 2008, and a payment of $300,000 in March 2009.                  2,600,000             2,700,000
                                                                                       ---------             ---------
                                                                                       8,600,000             9,100,000
Less, Current portion                                                                    600,000               500,000
                                                                                         -------               -------
                                                                                      $8,000,000            $8,600,000
                                                                                      ==========            ==========

The bonds bear interest at a variable rate based on the bank/marketing agent's Demand Note index. The interest rate was 4.5% and 5.5% at December 31, 1996 and 1995, respectively. The bondholders can require the Company to redeem the bonds at any time. If this occurs, the bank/marketing agent will attempt to sell the bonds to another investor. To enhance the marketability of the bonds, the bank/marketing agent has issued a letter of credit, to support payment of the bonds on the Company's behalf. If such bonds are not remarketed, the bank will pay the bonds under the letter of credit and will not require the Company to reimburse the bank for at least one year.

Based on borrowing rates available to the Company for bank loans with similar terms and maturities, the fair value of long-term debt approximated its carrying value.

The Company has $10,000,000 in unused lines of credit, of which all was available at December 31, 1996 and 1995.

The aforementioned bond agreements contain, among other requirements, various covenants relating to minimum capitalization, consolidated net worth and working capital. The maintenance of such covenants indirectly limits the amount that may be distributed as cash dividends or used for treasury stock purchases. The amount available for such payments at December 31, 1996 is approximately $24,500,000. There are also certain limitations on additional indebtedness and capital expenditures.

Aggregate maturities of long-term debt for each of the five years ending after December 31, 1996 are as follows:


          1997                        600,000
          1998                        700,000
          1999                        700,000
          2000                        700,000
          2001                        700,000


7. INCOME TAXES

The components of the provision for income taxes relating to continuing operations are as follows:


                                 1996                1995               1994
                                 ----                ----               ----
Current:
  Federal                      $2,732,588        $2,925,803          $3,170,823
  State                           563,598           466,230             836,628
  Canada                          652,894           628,025             404,445
                                  -------           -------             -------
Total current provision         3,949,080         4,020,058           4,411,896
Deferred:
  Federal                         401,626           409,168           1,190,371
  State                           136,254           411,567              85,649
  Canada                         (12,724)           (7,031)            (79,779)
                                 --------           -------            --------
                                  525,156           813,704           1,196,241
                                  -------           -------           ---------
                               $4,474,236        $4,833,762          $5,608,137
                               ==========        ==========          ==========

A summary of income before provision for income taxes relating to continuing operations from domestic and nondomestic sources is as follows:


                             1996                1995               1994
                             ----                ----               ----
United States             $9,885,047       $10,861,604         $13,140,929
Canada                     1,300,544         1,222,801             879,413
                           ---------         ---------             -------
                         $11,185,591       $12,084,405         $14,020,342
                         ===========       ===========         ===========

Deferred income taxes were comprised of the following:


                                                   1996               1995
                                                   ----               ----
Accelerated depreciation and amortization        $9,229,876        $8,549,863
Other                                               240,362           220,410
                                                    -------           -------
Gross deferred liabilities                        9,470,238         8,770,273
Bad debts                                           301,477
Capitalized interest                                 99,586           101,751
Other                                                71,507           215,025
                                                     ------           -------
Gross deferred assets                               472,570           316,776
                                                    -------           -------
Net deferred tax liabilities                     $8,997,668        $8,453,497
                                                 ==========        ==========

The Company did not have a valuation allowance as of December 31, 1996 and 1995.

The reasons for the difference between the provision for income taxes using the United States federal statutory income tax rate and the tax provision reported by the Company are as follows:

                                                                      1996            1995               1994
                                                                      ----            ----               ----
Provisions computed at United States Federal statutory                 34%             34%                34%
  income tax rate
State and local income taxes, net of federal benefit                    5%              5%                 4%
Higher net effective tax rate in Canada                                 1%              1%
Higher enacted rate on net deferred liabilities                                                            1%
Other                                                                                                      1%
                                                                       ---             ---                ---
                                                                       40%             40%                40%
                                                                       ---             ---                ---

8. LEASE COMMITMENTS

The Company leases certain facilities and equipment under noncancelable operating leases that expire over the next seven years. Minimum future rental commitments under these leases at December 31, 1996 are as follows:


               1997                          $279,807
               1998                            93,875
               1999                            96,412
               2000                            99,072
               2001                            62,313
               Thereafter                      39,866
                                               ------
                                             $671,345
                                             ========

The Company incurred total lease expense of approximately $812,898 in 1996, $899,516 in 1995, and $961,240 in 1994.

The 1997 period includes the termination of Skyland's leases.

9. CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, held-to-maturity securities and trade receivables. The Company primarily maintained all of its held-to-maturity securities and United States government securities, which are federally insured, with one investment banking firm. At times, cash accounts may exceed federally insured limits. The Company routinely assesses the financial strength of its customers.

10. RISKS AND UNCERTAINTIES

The Company primarily operates as a provider of contract sterilization services to manufacturers of pre-packaged healthcare products and certain customer products. The Company is not dependent on any single customer or geographic area or supplier of labor or services.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates include allowance for bad debt, income taxes, unrecoverable costs through the disposal date of discontinued operations, depreciation and amortization lives and the determination of discount and other rate assumptions for employee benefits.

11. PREFERRED STOCK PURCHASE RIGHTS

On June 10, 1988, the Board of Directors of the Company declared a dividend of one preferred stock purchase right for each outstanding share of common stock. This action was intended to protect stockholders' value in the Company in the event of a hostile takeover attempt. Each right entitles the holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at an exercise price of $20 per one one-hundredth of a preferred share.

The rights are not exercisable or transferable apart from the common stock until the earlier to occur of (1) ten days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding common stock of the Company or (2) ten business days following the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding common stock. Furthermore, if the Company enters into a consolidation, merger, combination or other transaction, where shares of common stock are exchanged for cash, property, stock or securities of any other entity, each right would entitle the holder upon exercise to receive, in lieu of Series A preferred shares, that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. The rights contain antidilutive provisions, are redeemable at the Company's option, for $.01 per right, and expire on June 10, 1998.

As a result of the rights distribution, the Board of Directors authorized the issuance of 55,000 shares of a new series of preferred stock designated as Series A Preferred Stock, $1.00 par value. Stockholders of the Series A Preferred Stock will be entitled to a cumulative quarterly dividend of the greater of $1.00 per share or 100 times the per share dividend declared on common stock. The shares have a liquidation preference equal to the greater of $100.00 per share or 100 times the aggregate amount per share distributed to the holders of common stock. Each share will have 100 votes and will vote together with the common shares.

12. EARNINGS PER COMMON SHARE

Earnings per share have been computed based upon the weighted average number of shares of common stock outstanding during the year. The number of shares used in computing earnings per share was 7,147,198, 7,217,473 and 7,361,716 for 1996, 1995 and 1994, respectively. Included in the calculation, if dilutive, is the incremental number of shares issuable upon the exercise of stock options and warrants, assuming the proceeds from such exercise were used to purchase outstanding common stock at the average market price during the year. Such incremental shares were not significant for any period.

13. STOCK OPTIONS

The Company has granted stock options to key employees at prevailing market prices on the date of grant pursuant to the "Isomedix Inc. 1982 Stock Option Plan". In February 1995, the Board of Directors approved an amendment to change the option exercise price of certain options in excess of $12.75 per share to $12.75 per share. Pursuant to this amendment, options to purchase 136,000 shares of common stock were amended. At December 31, 1996, options to purchase 75,300 shares were exercisable (1995 - 79,300). Stock option activity under the plan for the three years ended December 31, 1996, 1995 and 1994 is summarized as follows:



                                                 Number of         Weighted    Option Price
                                                  Options       Average Price     Range
                                                  -------       -------------     -----
Balance outstanding December 31, 1993             239,283           $12.40     $5.00-$14.00
Exercised                                        (23,178)            10.97     $5.00-$14.00
Terminated and canceled                           (2,800)            14.00     $11.75-$14.00
                                                  -------            -----     -------------
Balance outstanding December 31, 1994             213,305            12.54     $5.00-$14.00
Exercised                                        (10,405)            10.74     $5.00-$12.75
Terminated and canceled                           (6,800)            11.73     $9.13-$12.75
                                                  -------            -----     ------------
Balance outstanding December 31, 1995             196,100            11.77     $5.00-$12.75
Exercised                                        (15,700)            11.51     $9.63-$12.75
Terminated and canceled                           (2,000)            12.75        $12.75
                                                  -------            -----        ------
Balance outstanding December 31, 1996             178,400           $11.78     $5.00-$12.75
                                                  =======           ======     ============

The Company grants stock options to key employees and directors at prevailing market prices on the date of grant pursuant to the "Isomedix Inc. 1992 Supplemental Stock Option Plan." In February 1995, the Board of Directors approved an amendment to change the option exercise price of certain options in excess of $12.75 per share to $12.75 per share. Pursuant to this amendment, options to purchase 120,000 shares of common stock were amended. At December 31, 1996, options to purchase 85,000 shares were exercisable (1995 - 65,000) and 180,000 shares were reserved for the granting of future options under the plan (1995 - 180,000). Stock option activity under the plan for the three years ended December 31, 1996, 1995 and 1994 is summarized as follows:


                                                   Number of             Weighted        Option Price
                                                    Options             Average Price       Range
                                                    -------             -------------       -----

Balance outstanding December 31, 1993               120,000                $16.71       $16.25-$17.25
                                                    -------                ------       -------------
Balance outstanding December 31, 1994               120,000                $16.71       $16.25-$17.25
Granted                                             100,000                $13.75          $13.75
                                                    -------                ------          ------
Balance outstanding December 31, 1995               220,000                $13.20       $12.75-$13.75
                                                    -------                ------       -------------
Balance outstanding December 31, 1996               220,000                $13.20       $12.75-$13.75
                                                    -------                ------       -------------

The Company grants stock options to key employees and directors at prevailing market prices on the date of grant pursuant to the "Isomedix Inc. 1992 Stock Option Plan." In February 1995, the Board of Directors approved an amendment to change the option exercise price of certain options in excess of $12.75 per share to $12.75 per share. Pursuant to this amendment, options to purchase 456,900 shares of common stock were amended. On December 9, 1994, the Board of Directors approved an amendment to change the option exercise price for certain options in excess of $17.25 per share to $14.75 per share. Pursuant to this amendment, options to purchase 7,000 shares of common stock were amended. At December 31, 1996 options to purchase 377,500 shares were exercisable (1995 - 593,100) and 28,700 shares were reserved for the granting of future options under the plan (1995 - 6,900). Stock option activity under the plan for the three years ended December 31, 1996, 1995 and 1994 is summarized as follows:


                                               Number of            Weighted        Option Price
                                                Options           Average Price        Range
                                                -------           -------------        -----
Balance outstanding December 31, 1993            419,500              $14.48       $14.00-$17.25
Granted                                           95,000              $15.29       $14.75-$19.75
Exercised                                        (2,400)              $14.00          $14.00
Terminated and canceled                         (33,200)              $14.67       $14.00-$18.13
                                                --------              ------       -------------
Balance outstanding December 31, 1994            478,900              $14.63       $14.00-$17.25
Granted                                          137,000              $14.15       $12.75-$14.75
Exercised                                       (11,700)              $12.75          $12.75
Terminated and canceled                         (35,200)              $12.80       $12.75-$14.50
                                                --------              ------       -------------
Balance outstanding December 31, 1995            569,000              $13.08       $12.75-$14.75
Granted                                           23,500              $15.00       $14.63-$14.88
Exercised                                       (12,400)              $12.75          $12.75
Terminated and canceled                         (45,300)              $13.86       $12.75-$14.88
                                                --------              ------       -------------
Balance outstanding December 31, 1996            534,800              $13.11       $12.75-$24.88
                                                 =======              ======       =============

The Company grants stock options to key employees and directors at prevailing market prices on the date of grant pursuant to the "Isomedix Inc. 1996 Long Term Incentive Plan," which was adopted on May 17, 1996. At December 31, 1996, no options to purchase shares were exercisable and 312,500 shares were reserved for the granting of future options under the plan. Stock option activity under the plan for the year ended December 31, 1996 is summarized as follows:


                                                 Number of             Weighted      Option Price
                                                  Options           Average Price        Range
                                                  -------           -------------        -----
Granted                                            37,500               $13.55       $13.50-$13.88
                                                   ------               ------       -------------
Balance outstanding December 31, 1996              37,500               $13.55       $13.50-$13.88
                                                   ======               ======       =============

The repricing of certain outstanding stock options in February 1995 and December 1994 were taken since stock price declines during the repricing periods required the repricing to give further incentive to key management. There was no compensation expense recorded, because in all instances, the options were repriced at the fair market value of the Company's stock on the date of repricing.

The table below summarizes information about the 1982, 1992, and the 1992 Supplemental Stock Option Plans and the 1996 Long Term Incentive Plans at December 31, 1996:


                                                     Options Outstanding                               Options Exercisable
                                    ------------------------------------------------------        ------------------------------
                                                     Weighted-average
                                                        remaining              Weighed-                              Weighted-
                                                     contractual life           average                               average
     Range of Exercise Prices            Number         (in years)           exercise price           Number       exercise price
     ------------------------            ------         ----------           --------------           ------       --------------
                                                      1982 Stock Option Plan
              $5.00             $8.25            700        1.25                    $6.857               700           $6.857
              $9.13            $10.00         51,000        3.15                    $9.439            51,000           $9.439
             $11.50            $12.75        126,700        5.34                   $12.746            23,600          $12.729
                                                      1992 Stock Option Plan
             $12.75            $12.75        427,300        6.12                   $12.750           360,100          $12.750
             $14.00            $15.25        107,500        8.69                   $14.540            17,400          $14.430
                                                1992 Supplemental Stock Option Plan
             $12.75            $13.75        220,000        7.47                   $13.204            85,000          $12.985
                                                     1996 Long Term Incentive Plan
             $13.50            $13.88         37,500        9.66                   $13.550              None           -


These plans provide that shares granted come from the Company's authorized but unissued or reacquired common stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. The options generally vest over a five year period and no option may be exercised within one year from the date of grant or after ten years from the date of grant.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's four stock option plans been determined based on the fair value at the grant date for awards in 1996 and 1995 consistent with the provisions of SFAS 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:


                                               1996                       1995
                                               ----                       ----
Net earnings-as reported                 $4,317,660                 $7,299,505
Net earnings-pro forma                   $4,035,546                 $6,351,095
Earnings per share-as reported                $0.60                      $1.01
Earnings per share-pro forma                  $0.57                      $0.89

Pro forma amounts reflect options granted after 1994 and are not likely to be representative of amounts in future years as additional options are awarded and vested.

The impact on the 1995 period was primarily due to the effect of the option repricing discussed above.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995; expected volatility of 45%; risk-free interest rate of 6.24% in 1996 and 6.91% in 1995; and expected lives of 5 years.

14. WARRANTS

The Company has granted warrants to purchase shares of the Company's common stock. The warrants expire ten years from the date of issuance. Warrant activity for the three years ended December 31, 1996 is summarized as follows:


                                                  Number of           Weighted         Warrant Price
                                                  Warrants          Average Price           Range
                                                  --------          -------------           -----
Balance outstanding December 31, 1993             143,500               $8.56           $5.00-$9.63
Balance outstanding December 31, 1994             143,500               $8.56           $5.00-$9.63
Balance outstanding December 31, 1995             143,500               $8.56           $5.00-$9.63
Balance outstanding December 31, 1996             143,500               $8.56           $5.00-$9.63

15. EMPLOYEE BENEFIT PLANS

PENSION PLAN:

The Company has a defined benefit pension plan which covers all domestic employees (excluding employees of Skyland) who meet certain age and service requirements. Benefits are based on years of service and compensation during the last five years of employment. The Company's funding policy is to contribute annually an amount representing the minimum amount required under applicable laws and regulations. Such amounts are computed using an actuarial cost method and assumptions that differ from those used for financial reporting. Plan assets are principally invested in commingled bank trust funds.

The components of pension expense for 1996, 1995 and 1994 are summarized as follows:


                                           1996                   1995                  1994
                                           ----                   ----                  ----
Service cost                             $294,996               $202,787             $206,718
Interest cost                             168,679                145,015              125,650
Actual return on plan assets            (211,622)              (370,619)               15,954
Net deferral (amortization)                32,853                250,680             (94,371)
                                           ------                -------             --------
Net pension expense                      $284,906               $227,863             $253,951
                                         ========               ========             ========

The following table sets forth the funded status of the plan at December 31, 1996 and 1995:


                                                                   1996                   1995
                                                                   ----                   ----
Actuarial present value of benefit obligations:
Vested benefits                                                  $1,961,627             $1,807,749
Nonvested benefits                                                  163,592                131,209
                                                                    -------                -------
Accumulated benefit obligation                                   $2,125,219             $1,938,958
                                                                 ----------             ----------
Projected benefit obligation for services rendered to date     ($2,722,835)           ($2,571,214)
Plan assets at fair value                                         3,018,770              2,504,165
                                                                  ---------              ---------
Funded status                                                       295,935               (67,049)
Unrecognized transition asset                                      (10,837)               (11,363)
Unrecognized prior service cost                                     476,482                509,861
Unrecognized (gain) loss                                           (73,328)                139,329
                                                                   --------                -------
Prepaid pension cost                                               $688,252               $570,778
                                                                   ========               ========

The expected long-term rate of return on plan assets was 8.25% for 1996 and 1995. The projected benefit obligation has been determined based upon a discount rate of 7.25% for 1996 and 1995. In 1996 and 1995 the assumed rate of compensation increases was 3%.

EMPLOYEE SAVINGS AND PROTECTION PLAN:

The Employee Savings and Protection Plan (the "Plan") is a defined contribution plan covering all non-union domestic salaried and hourly employees who have met the age and service requirements under the Plan. The Plan is a 401(k) plan which permits each participant to elect to defer a portion of his or her compensation and contribute such amount to the Plan on a tax deferred basis. The Plan also permits the Company to make annual cash contributions from its revenues as determined by the Board of Directors. These contributions may be allocated to participant's accounts either on a pro-rated basis based upon participant compensation or, in the alternative, as a matching contribution based on the amounts that participants have contributed to the Plan as 401(k) salary deferral contributions. The Plan expense was approximately $96,000 in 1996, $96,000 in 1995 and $90,000 in 1994.

EMPLOYEE STOCK PURCHASE PLAN:

Pursuant to the "1993 Employee Stock Purchase Plan", the Company has reserved and made available common shares for purchase by eligible employees, including directors and officers, through payroll deductions over successive six-month offering periods. The purchase price of common stock under the plan is 85% of the lower of the last sale price per share (on the New York Stock Exchange) on either of the first or last day of each six-month offering period. In 1996, 5,448 and 4,689 shares were purchased at prices of $11.58 and $12.64, respectively. In 1995, 4,376 and 5,255 shares were purchased at prices of $13.39 and $11.46, respectively. At December 31, 1996, 75,927 shares were available for future purchases under the Plan.

16. GEOGRAPHIC DISTRIBUTION OF OPERATIONS

Information about the Company's operations in different geographic areas is presented below.

Intercompany transfers between geographic areas are not significant.


                                             1996                  1995                 1994
                                             ----                  ----                 ----
Sales:
United States                            $42,627,484          $39,542,584          $40,746,112
Canada                                     2,605,699            2,579,734            2,318,720
                                           ---------            ---------            ---------
Total                                    $45,233,183          $42,122,318          $43,064,832
                                         ===========          ===========          ===========
Operating income:
United States                             $9,572,469          $10,515,802          $12,766,746
Canada                                     1,173,287            1,077,101            1,037,978
                                           ---------            ---------            ---------
Total                                    $10,745,756          $11,592,903          $13,804,724
                                         ===========          ===========          ===========
Identifiable assets:
United States                           $109,044,886         $107,779,353         $100,247,420
Canada                                     6,575,446            4,244,158            6,342,265
                                           ---------            ---------            ---------
Total                                   $115,620,332         $112,023,511         $106,589,685
                                        ============         ============         ============

17. RELATED PARTY TRANSACTIONS

A member of the Company's Board of Directors is a partner in the law firm which serves as the Company's General Counsel.

18. UNAUDITED QUARTERLY FINANCIAL DATA

                                                                 Three Months Ended
                                              ---------------------------------------------------------
                                                   March 31       June 30       Sept. 30        Dec. 31
                                                   --------       -------       --------        -------
                                                  (amounts in thousands, except per share amounts)
1996
----

Sales                                               $10,793        $11,562       $11,033        $11,845

Gross Profit                                          5,230          6,035         5,717          6,071

Income from continuing operations                     1,498          1,897         1,947          1,369

Net income                                            1,484          1,775         1,825           (766)

Earnings per share:

Continuing operations 1,2                             $0.21          $0.26         $0.27          $0.19

Net income 1,3                                        $0.21          $0.25         $0.26         ($0.11)

1995
----

Sales                                               $10,415        $10,714       $10,312        $10,681

Gross Profit                                          5,505          5,812         5,464          5,267

Income from continuing operations                     1,791          1,983         1,886          1,591

Net income                                            1,865          1,988         1,857          1,590

Earnings per share:

Continuing operations 1                               $0.25          $0.28         $0.26          $0.22

Net income 1                                          $0.26          $0.28         $0.26          $0.22

(1) Quarterly earnings per share do not sum to annual earnings per share due to rounding.

(2) Included in the fourth quarter of 1996 are $420,000 of after-tax charges, the largest item being the disposal of certain fixed assets.

(3) Included in the fourth quarter of 1996 are charges (net of income tax benefits) of approximately $1,691,206 for the disposal of Skyland.


19. LITIGATION

The Company is from time to time involved in litigation arising out of the ordinary course of business. It is management's view that the ultimate resolution of pending suits should not have a material adverse effect on the Company's financial position, results of operations or cash flows.

20. SUBSEQUENT EVENTS

STOCK REPURCHASE PROGRAM:

On January 10, 1997 the Company announced that its Board of Directors authorized the repurchase of up to 750,000 shares of its common stock (over 10 percent of the outstanding shares). As of March 19, 1997, 412,600 shares have been purchased, for a total of $5,765,723, pursuant to this authorization.

FACILITY ACQUISITION:

On March 19, 1997, the Company purchased an irradiation sterilization facility, Cobalt-60 and related equipment in Vega Alta, Puerto Rico from an unrelated party for $4,600,000 in cash.